Exhibit 1.1

Execution Copy

TREEHOUSE FOODS, INC.

UNDERWRITING AGREEMENT

dated February 25, 2014

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Underwriting Agreement

February 25, 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

One Bryant Park

New York, NY 10036

As Representative of the several Underwriters

Ladies and Gentlemen:

TreeHouse Foods, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A hereto (the “Underwriters”), for whom you (the “Representative”) are acting as sole representative, $400,000,000 principal amount of its 4.875% Senior Notes due 2022 (the “Notes”). The Notes will be guaranteed (collectively, the “Guarantees”) by each of the subsidiary guarantors named in Schedule B hereto (the “Guarantors”). The Notes and the Guarantees are collectively referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture, dated as of March 2, 2010, among the Company, Bay Valley Foods, LLC, a Delaware limited liability company, EDS Holdings, LLC, a Delaware limited liability company, and Wells Fargo Bank, National Association, as trustee (the “Trustee”) (the “Base Indenture”). Certain terms of the Securities will be established pursuant to a supplemental indenture dated as of the Closing Time, among the Company, the Guarantors and the Trustee (the “Supplemental Indenture”) to the Base Indenture (together with the Base Indenture, the “Indenture”). To the extent there are no additional underwriters listed on Schedule A other than you, the term Representatives as used herein shall mean you as the Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement (the “Agreement”) shall include the feminine and masculine wherever appropriate.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (File No. 333-192440) covering the public offering and sale of certain securities, including the Securities, under the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “1933 Act Regulations”), which automatic shelf registration statement became effective under Rule 462(e) under the 1933 Act Regulations (“Rule 462(e)”). Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto to such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the 1933 Act Regulations (“Rule 430B”), is referred to herein as the “Registration Statement;” provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of such registration statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the 1933 Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each base prospectus and preliminary prospectus supplement used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as a “preliminary prospectus.” Promptly after execution and delivery of this Agreement, the Company will prepare and file a final prospectus relating to the Securities in accordance with the provisions of Rule 424(b) under the 1933 Act Regulations (“Rule 424(b)”). The base prospectus and final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, are collectively referred to herein as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”) or its Interactive Data Electronic Applications system (“IDEA”).

As used in this Agreement:

“Applicable Time” means 4:28 P.M., New York City time, on February 25, 2014 or such other time as agreed by the Company and the Representative.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses identified on Schedule C issued at or prior to the Applicable Time and the prospectus (including any documents incorporated therein by reference) that is included in the Registration Statement as of the Applicable Time, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433), as evidenced by its being specified in Schedule C hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “1934 Act”), incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus, as the case may be.

SECTION 1. Representations and Warranties.

(a) Representations and Warranties. The Company and each Guarantor, jointly and severally, represent and warrant to each of the Underwriters as of the date hereof, the Applicable Time, and the Closing Time (as defined below), and agree with each of the Underwriters, as follows:

(i) Registration Statement and Prospectuses. The Company meets the requirements for use of Form S-3 under the 1933 Act. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and the Securities have been and remain eligible for registration by the Company on such automatic shelf registration statement. The Registration Statement has become effective under the 1933 Act. No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s or any Guarantor’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the 1933 Act Regulations, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations. Each preliminary prospectus (including the prospectus filed as part of the Registration

Statement as originally filed or as part of any amendment thereto), at the time it was filed, complied in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR or IDEA, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”).

(ii) Accurate Disclosure. Neither the Registration Statement nor any amendment thereto, at its effective time, and at the Closing Time, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Applicable Time and the Closing Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any amendment or supplement thereto (including any prospectus wrapper), as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or at the Closing Time, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time the Registration Statement became effective or when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first sentence under the heading “Underwriting–Commissions and Discounts” and the information in the first two paragraphs under the heading “Underwriting–Short Positions” in the Prospectus (collectively, the “Underwriter Information”).

(iii) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the 1933 Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 under the 1933 Act Regulations (“Rule 163”) and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the 1933 Act provided by Rule 163.

(iv) Well-Known Seasoned Issuer. (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, and (D) as of the execution of this Agreement, the Company was and is a “well-known seasoned issuer” (as defined in Rule 405).

(v) Company Not Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(vi) Independent Accountants. Deloitte & Touche LLP, who certified the financial statements of the Company and supporting schedules included in the Registration Statement, are independent public accountants as required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Accounting Oversight Board.

(vii) Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes thereto, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP, the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations. All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries, considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(x) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the General Disclosure Package and the Prospectus and, in the case of the Company and the Guarantors, to enter into and perform its obligations under this Agreement. Each of the Company and each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or indirectly through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, “Liens”), except where such Liens would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the Subsidiaries listed on Exhibit 21.1 to the Company’s Form 10-K for the fiscal year ended December 31, 2013.

(xi) Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the General Disclosure Package and the Prospectus). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each Guarantor.

(xiii) The Securities. The Securities to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and the Indenture and, at the Closing Time, will have been executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price thereof, will constitute valid and binding obligations of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Guarantees of the Notes are in the respective forms contemplated by the Indenture, have been duly authorized by the Guarantors for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Time, will have been duly executed by each of the Guarantors and, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefore, will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture.

(xiv) The Indenture. The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended. The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Time, will have been duly executed and delivered by the Company and the Guarantors and will constitute a valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equity principles.

(xv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale by the Company under the 1933 Act.

(xvi) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any Subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The Company’s and each Guarantor’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, and the consummation of the transactions described in the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company and by each Guarantor with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the

Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, by-laws or similar organizational document of the Company or any of its Subsidiaries or any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xvii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company or any Guarantor, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers, customers or contractors, which, in either case, would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xviii) Absence of Proceedings. Except as disclosed in the General Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity now pending or, to the knowledge of the Company or any Guarantor, threatened, against or affecting the Company or any of its subsidiaries, which, if determined adversely to the Company or its subsidiaries, as applicable, would, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, or which might materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company or of any Guarantor of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the General Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xix) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described and filed as required.

(xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company or any Guarantor of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, state securities laws or the rules of Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xxi) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

(xxii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the General Disclosure Package and the Prospectus or (B) would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. All of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the General Disclosure Package and the Prospectus, are in full force and effect, except for such failures to be in full force and effect as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any such subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of such leases or subleases, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xxiii) Possession of Intellectual Property. Except as described in the General Disclosure Package and the Prospectus, the Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business now operated by them except where the failure so to own, possess or license or have other rights to use or acquire would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxiv) Environmental Laws. Except as described in the General Disclosure Package and the Prospectus or would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct their respective businesses and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxv) Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintain internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the 1934 Act Regulations) and a system of internal accounting controls which provides reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the General Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the

Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its Subsidiaries maintain a system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding disclosure.

(xxvi) Payment of Taxes. All income and franchise, and all other material federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, except for any such tax, charge, fee, levy, fine, penalty or other assessment that (A) is currently being contested in good faith, (B) would not have, or reasonably be expected to have, a Material Adverse Effect or (C) is described in the General Disclosure Package and the Prospectus. The United States federal income tax returns of the Company through the fiscal year ended December 31, 2011 have been settled and no assessment in connection therewith has been made against the Company.

(xxvii) Insurance. Except, in each case, as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries (1) carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally and customarily maintained by companies of established repute engaged in the same or similar business, and (2) all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither of the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(xxviii) Investment Company Act. Neither the Company nor any Guarantor is required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the General Disclosure Package and the Prospectus will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xxix) Absence of Manipulation. Neither the Company nor, to the knowledge of the Company, any affiliate of the Company has taken, nor will the Company take or cause any affiliate to take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which has constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(xxx) No Unlawful Payments. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company and each of its subsidiaries, any director, officer or employee of the Company or any of its subsidiaries nor any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxi) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company or any of the Guarantors, threatened.

(xxxii) No Conflicts with Sanctions Laws. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company and each of its subsidiaries, any director, officer or employee of the Company or any of its subsidiaries nor any agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the

United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its subsidiaries or any of the Guarantors located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, initial purchaser, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxiii) Lending Relationship. The Company does not intend to use any of the proceeds from the sale of the Securities to repay any outstanding debt owed to any affiliate of any Underwriter, except as described in the General Disclosure Package and the Prospectus.

(xxxiv) Statistical and Market-Related Data. Any statistical and market-related data included in the General Disclosure Package or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate.

(xxxv) Regulations T, U and X. None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

(xxxvi) No Restrictions on Dividends. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s shares of capital stock or other ownership interests, from repaying the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the General Disclosure Package and the Prospectus.

(xxxvii) Solvency. The Company and the Guarantors taken as a whole are, and immediately after the Closing Time will be, Solvent. As used herein, the term “Solvent” means, with respect to any person(s) on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities

(including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and become due in the ordinary course and (iv) such person does not have unreasonably small capital with which to conduct its business as such business is now conducted.

(xxxviii) Ratings. Except as otherwise disclosed in the General Disclosure Package, no “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the 1934 Act (i) has imposed (or has informed the Company that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or (ii) has indicated to the Company that it is considering (a) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

SECTION 2. Purchase and Sale . The Company agrees to issue and sell to the several Underwriters the Notes upon the terms herein set forth and, on the basis of the representations, warranties and agreements and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective aggregate principal amount of Notes set forth opposite their names on Schedule A. The purchase price per Note to be paid by the several Underwriters to the Company shall be equal to 98.5% of the principal amount thereof.

SECTION 3. Delivery and Payment; Representations and Warranties and Covenants of the Underwriters.

(a) Delivery of certificates for the Securities to be purchased by the Underwriters and payment therefore shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 155 North Wacker Drive, Chicago, IL 60606 (or at such other place as shall be agreed upon by the Representative and the Company) at 9:00 A.M. (New York Time) on March 11, 2014 or such other time as the Representative and the Company shall determine (such time and date of such closing are called the “Closing Time”). Delivery of the Securities shall be made through the facilities of The Depositary Trust Company (“DTC”) unless the Representative shall otherwise instruct.

(b) Public Offering of Notes. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the General Disclosure

Package and the Prospectus, their respective portions of the Notes as soon after this Agreement has been executed the Representative, in their sole judgment, have determined is advisable and practicable.

(c) Payment for the Notes. Payment for the Notes shall be made at the Closing Time by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes. Merrill Lynch, Pierce, Fenner & Smith Incorporated, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Time for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(d) Delivery of the Notes. Delivery of the Notes shall be made through the facilities of DTC unless the Representative shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is further a condition to the obligations of the Underwriters.

(e) Delivery of Prospectus to Underwriters. Not later than 10:00 a.m. on the second business day following the date the Notes are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall reasonably request.

SECTION 4. Covenants. The Company and the Guarantors, jointly and severally, covenant and agree with each of the Underwriters as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 4(b), will comply with the requirements of Rule 430B, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus, including any document incorporated by reference therein or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under

Section 8A of the 1933 Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will provide evidence satisfactory to the Representative of such timely filing. The Company will use its reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as soon as possible. The Company shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representative notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representative notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representative notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.

(c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company and the Guarantors will each use their reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that neither the Company nor any Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Prospectus under “Use of Proceeds.”

(h) Agreement not to Sell Additional Securities. During the period of 90 days following the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (which consent may be withheld in its sole discretion), directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities of the Company or securities exchangeable for or convertible into debt securities of the Company (other than as contemplated by this Agreement).

(i) Reporting Requirements. The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934Act Regulations.

(j) Issuer Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representative. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(k) DTC. The Company shall use commercially reasonable efforts to obtain the approval of DTC to permit the Notes to be eligible for “book-entry” transfer and settlement through the facilities of DTC, and agrees to comply with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer.

(l) Earnings Statement. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

SECTION 5. Payment of Expenses.

(a) Expenses. The Company and the Guarantors, jointly and severally, agree to pay, or cause to be paid, all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iii) the fees and disbursements of the Company’s and the Guarantors’ counsel, accountants and other advisors, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Section 4(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto, and the mailing and delivering of copies thereof to the Underwriters and dealers, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (vii) the fees payable in connection with the rating of the Securities with the rating agencies, (viii) all fees and expenses (including reasonable fees and expenses of counsel) of the Company and the Guarantors in connection with approval of the Securities by DTC for “book-entry” transfer, and the performance by the Company and the Guarantors of their respective obligations under this Agreement and (ix) the costs and expenses of the Company relating to investor presentations undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of investor presentation slides and graphics, fees and expenses of any consultants engaged in connection with the investor presentations, and the travel, lodging and transportation expenses of the representatives and officers of the Company and any such consultants, reasonably incurred in connection with the investor presentations.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 6, Section 10(a)(i) or Section 10(a)(iii) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 6. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and each Guarantor contained herein or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Guarantors of their covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s or any Guarantor’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information. The Company shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(1)(i) under the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(b) Opinion of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of (i) Winston & Strawn LLP, counsel for the Company and the Guarantors, in substantially the form set forth in Exhibit A-1 hereto, (ii) Foley & Lardner LLP, Wisconsin counsel to the Company, in substantially the form set forth in Exhibit A-2 hereto and (iii) Fredrikson & Byron, P.A., Minnesota counsel to the Company, in substantially the form set forth in Exhibit A-3 hereto.

(c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated the Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to such matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) Officers’ Certificate. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any Material Adverse Effect, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties of the Company and the

Guarantors in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company and the Guarantors have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(e) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representative shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that it reaffirms the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g) No Ratings Agency Change. For the period from and after the date of this Agreement and prior to the Closing Time, there shall not have occurred any downgrading, now shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined under Section 3(a)(62) under the 1934 Act, and no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, any such rating.

(h) Form of Securities and Indenture. The Securities and the Indenture shall be executed by the Company, or the Guarantors, as the case may be, in form and substance reasonably satisfactory to the Representative and the Trustee.

(i) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Guarantors in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

(j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to Closing Time, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 7, 8, 9, 15 and 16 shall survive any such termination and remain in full force and effect.

SECTION 7. Indemnification.

(a) Indemnification of Underwriters. The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its directors, its officers, its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch, Pierce, Fenner & Smith Incorporated (subject to Section 7(c))), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b) Indemnification of Company and the Guarantors, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company and the Guarantors, each of their respective directors who signed the Registration Statement, each of its officers, and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Guarantors, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Guarantors, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors, on the one hand, or by the Underwriters, on the one hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company or a Guarantor, each officer of the Company or a Guarantor who signed the Registration Statement, and each person, if any, who controls the Company or a Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Guarantors. The Underwriters’

respective obligations to contribute pursuant to this Section 8 are several in proportion to the number of Securities set forth opposite their respective names in Schedule A hereto and not joint.

The remedies provided for in Sections 7 and 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

SECTION 9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any Guarantor and (ii) delivery of and payment for the Securities.

SECTION 10. Termination of Agreement.

(a) Termination. The Representative, in its absolute discretion, may terminate this Agreement without liability to the Company, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or (iv) if trading generally on the New York Stock Exchange or on the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5 hereof, and provided further that Sections 1, 7, 8, 9, 15 and 16 shall survive such termination and remain in full force and effect.

SECTION 11. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the principal amount of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the principal amount of Securities to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the (i) Representative or (ii) the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch, Pierce, Fenner & Smith Incorporated at One Bryant Park, New York, New York 10036, Facsimile: (212) 901-7897, Attention: High Yield Legal Department; notices to the Company shall be directed to it at TreeHouse Foods, Inc., 2021 Spring Road, Suite 600, Oak Brook, Illinois 60523, attention of Thomas E. O’Neill, Executive Vice President, General Counsel, Chief Administrative Officer and Corporate Secretary.

SECTION 13. No Advisory or Fiduciary Relationship. The Company and each Guarantor acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and such Guarantors, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, such Guarantor, any of their respective subsidiaries, or their respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or such Guarantor with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, such Guarantor or any of their respective subsidiaries on other matters) and no Underwriter has any obligation to the Company, such Guarantor with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or such Guarantor, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and such Guarantor has consulted their own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), each Guarantor (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 17. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 18. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 19. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 20. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 21. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters and the Company in accordance with its terms.

Very truly yours,

TREEHOUSE FOODS, INC.

By	/s/ Dennis F. Riordan
	Title:	Executive Vice President and Chief Financial Officer

BAY VALLEY FOODS, LLC

By	/s/ Dennis F. Riordan
	Title:	Executive Vice President and Chief Financial Officer

EDS HOLDINGS, LLC

By	/s/ Dennis F. Riordan
	Title:	Chief Financial Officer

STURM FOODS, INC.

By	/s/ Dennis F. Riordan
	Title:	Executive Vice President and Chief Financial Officer

S.T. SPECIALTY FOODS, INC.

By:	/s/ Dennis F. Riordan
Title: Executive Vice President and Treasurer

2

CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By	/s/ Heather Lamberton
Authorized Signatory
Heather Lamberton Managing Director

For itself and as Representative of the several Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Securities to be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	$140,000,000
J.P. Morgan Securities LLC	$80,000,000
Wells Fargo Securities, LLC	$80,000,000
BMO Capital Markets Corp	$34,000,000
SunTrust Robinson Humphrey, Inc.	$34,000,000
Barclays Capital Inc.	$16,000,000
KeyBanc Capital Markets Inc.	$16,000,000

Total	$400,000,000

Sch A-1

SCHEDULE B

Guarantors

1.	Bay Valley Foods, LLC

2.	EDS Holdings, LLC

3.	Sturm Foods, Inc.

4.	S.T. Specialty Foods, Inc.

Sch B-1

SCHEDULE C

Final Term Sheet

4.875% Senior Notes due 2022

Term Sheet

February 25, 2014

Issuer:	TreeHouse Foods, Inc.

Principal Amount:	$400,000,000

Title of Securities:	4.875% Senior Notes due 2022

Ratings:	Moody’s Investors Service, Inc.: [ ] Standard & Poor’s Ratings Services: [ ]

Maturity:	March 15, 2022

Offering Price:	100.000%

Coupon:	4.875%

Yield to Maturity:	4.875%

Interest Payment Dates:	Each March 15 and September 15, commencing September 15, 2014

Record Dates:	March 1 and September 1

Optional Redemption:

Make-whole call at T+50 until March 15, 2017.

On or after March 15, 2017, at the prices set forth below for the years beginning on the dates set forth below, plus accrued and unpaid interest:

Year                                            Price

2017 103.656% 2018 102.438% 2019 101.219% 2020 and thereafter 100.000%

Equity Clawback:	Up to 35% at 104.875% prior to March 15, 2017

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated J.P. Morgan Securities LLC Wells Fargo Securities, LLC BMO Capital Markets Corp

Sch C-1

SunTrust Robinson Humphrey, Inc.

Co-Managers:	Barclays Capital Inc. KeyBanc Capital Markets Inc.

Trade Date:	February 25, 2014

Settlement Date:	March 11, 2014 (T+10)

Distribution:	Registered Offering

Net Proceeds:	We estimate that the net proceeds of this offering will be approximately $394 million, after deducting commissions payable to the underwriters.

CUSIP Number:	89469A AB0

ISIN Number:	US89469AAB08

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement including a prospectus and a preliminary prospectus supplement with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus and preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement if you request them by calling any of the Joint Book-Running Managers at the numbers below, or by emailing BofA Merrill Lynch at dg.prospectus_requests@baml.com:

BofA Merrill Lynch	800-294-1322 (toll free)
J.P. Morgan Securities LLC	866-803-9204 (toll free)
Wells Fargo Securities, LLC	800-326-5897 (toll free)
BMO Capital Markets Corp	800-414-3627 (toll free)
SunTrust Robinson Humphrey, Inc.	404-926-5463 (collect)

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

Sch C-2

Exhibit A-1

FORM OF OPINION OF WINSTON & STRAWN LLP

TO BE DELIVERED PURSUANT TO SECTION 6(b)

March         , 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

as Representative of the several Underwriters

One Bryant Park

New York, New York 10036

Re: Sale by TreeHouse Foods, Inc. of $[            ] Aggregate Principal

Amount of [        ]% Senior Notes due 2022

Ladies and Gentlemen:

We have acted as special counsel to TreeHouse Foods, Inc., a Delaware corporation (the “Company”), and the Subsidiary Guarantors (as defined below) in connection with the sale by the Company of $[            ] aggregate principal amount of its [        ]% Senior Notes due 2022 (the “Notes”). The Notes will be issued pursuant to an Indenture, dated as of March 2, 2010 (the “Base Indenture”), as amended and supplemented to the date hereof, by and among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and as further amended and supplemented by the Fourth Supplemental Indenture, dated as of March [        ], 2014, by and among the Company, the Subsidiary Guarantors and the Trustee (together with the Base Indenture, as amended and supplemented, the “Indenture”). The Notes will be guaranteed (the “Guarantees”) by Bay Valley Foods, LLC, a Delaware limited liability company (“BVF”), EDS Holdings, LLC, a Delaware limited liability company (“EDS”), Sturm Foods, Inc., a Wisconsin corporation, and S.T. Specialty Foods, Inc., a Minnesota corporation (collectively, the “Subsidiary Guarantors”). The Notes will be sold pursuant to an Underwriting Agreement, dated February [        ], 2014 (the “Underwriting Agreement”), by and among the Company, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A thereto (the “Underwriters”).

This opinion letter is being furnished to you at our clients’ request pursuant to Section 6(b) of the Underwriting Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)

the registration statement on Form S-3 (File No. 333-192440) (the “Registration Statement”), including the documents incorporated by reference therein and the information deemed to be part thereof pursuant

Exh. A-1-1

to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), in the form filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2013 under the Securities Act;

(ii)	the base prospectus dated November 20, 2013 (together with the documents incorporated by reference therein, the “Base Prospectus”), in the form contained in the Registration Statement;

(iii)	the preliminary prospectus supplement dated February [ ], 2014 relating to the Notes (together with the documents incorporated by reference therein and the Base Prospectus, the “Preliminary Prospectus”), in the form filed with the Commission on February [ ], 2014 pursuant to Rule 424(b) under the Securities Act;

(iv)	the final prospectus supplement dated February [ ], 2014 relating to the Notes (together with the documents incorporated by reference therein and the Base Prospectus, the “Prospectus”), in the form filed with the Commission on February [ ], 2014 pursuant to Rule 424(b) under the Securities Act;

(v)	the free writing prospectus dated February [ ], 2014 relating to the final pricing term sheet for the Notes (the “Free Writing Prospectus” and, together with the Preliminary Prospectus, the “General Disclosure Package”), in the form filed with the Commission on February [ ], 2014 pursuant to Rule 433 under the Securities Act;

(vi)	the Underwriting Agreement;

(vii)	the Indenture;

(viii)	the form of Notes and a specimen of the certificates representing the Notes;

(ix)	the Officers’ Certificate delivered pursuant to Section 301 of the Base Indenture;

(x)	the Company Order delivered pursuant to Section 303 of the Base Indenture;

(xi)	the Officers’ Certificate delivered pursuant to Section 6(d) of the Underwriting Agreement;

(xii)	the amended and restated certificate of incorporation of the Company, as in effect on the date hereof (the “Certificate of Incorporation”);

(xiii)	the amended and restated by-laws of the Company, as in effect on the date hereof (the “Bylaws”);

Exh. A-1-2

(xiv)	the certificate of formation and the limited liability company agreement of each of BVF and EDS (together, the “Covered Subsidiary Guarantors”), each as in effect on the date hereof (collectively, the “Guarantor Organizational Documents”);

(xv)	resolutions adopted by the Board of Directors and the Pricing Committee of the Board of Directors of the Company relating to, among other things, the offer and sale of the Notes; and

(xvi)	resolutions adopted by the sole member of BVF and the sole manager of EDS relating to, among other things, the issuance of the Guarantees.

The documents and instruments referred to in clauses (vi) through (viii) above are referred to herein as the “Transaction Documents.” In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Subsidiary Guarantors and such agreements, certificates of public officials and officers or representatives of the Company, the Subsidiary Guarantors and others, and such other agreements, documents, instruments, certificates and records, and such matters of law, and we have made such inquiries of officers and representatives of the Company and the Subsidiary Guarantors, in each case as we have deemed relevant, appropriate or necessary as a basis for the opinions set forth herein.

In rendering the opinions expressed below, we have, with your consent, assumed (i) the legal capacity of all natural persons signing all documents and that the signatures of persons signing all documents in connection with which this opinion letter is rendered are genuine, (ii) that all documents submitted to us as originals or duplicate originals are authentic and (iii) that all documents submitted to us as copies, whether certified or not, conform to authentic original documents. Additionally, in rendering the opinions expressed herein, we have, with your consent, assumed and relied as we have deemed relevant, appropriate or necessary upon the following:

(a) the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, confirmations, schedules and exhibits contained in the Transaction Documents;

(b) all parties to the documents reviewed by us (other than the Company and the Covered Subsidiary Guarantors) are duly organized, validly existing and in good standing under the laws of their respective jurisdictions of organization and under the laws of all jurisdictions where they are conducting their businesses or otherwise required to be so qualified, all such parties (other than the Company and the Covered Subsidiary Guarantors) have full power and authority to execute, deliver and perform their respective obligations under such documents and all such documents have been duly authorized, executed and delivered by such parties (other than the Company and the Covered Subsidiary Guarantors); and

Exh. A-1-3

(c) the Transaction Documents constitute the valid and binding obligation of each party thereto (other than the Company and the Subsidiary Guarantors) enforceable against each such party in accordance with their respective terms.

As to any facts material to the opinions and beliefs expressed herein that we did not independently establish or verify, we have relied as we have deemed relevant, appropriate or necessary upon oral or written statements and representations of officers and other representatives of the Company, the Subsidiary Guarantors and others.

Whenever in this opinion letter we indicate that the existence or absence of facts is based on our knowledge, we are referring solely to the actual present knowledge of the particular attorneys presently members of or employed by Winston & Strawn LLP who have rendered legal services to the Company and the Subsidiary Guarantors in connection with the transactions contemplated by the Underwriting Agreement, after consultation with such other attorneys of Winston & Strawn LLP as they considered appropriate. Except as expressly set forth herein, we have not undertaken any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court file or indices), and no inference as to our knowledge concerning any facts should be drawn as a result of the limited representation undertaken by us.

Based upon the foregoing and subject to the assumptions, qualifications and other matters stated herein, we are of the opinion that:

The Company is validly existing as a corporation and in good standing under the laws of the State of Delaware and has the corporate power to enter into the Transaction Documents and to own its property and conduct its business, in all material respects, as described in the General Disclosure Package and the Prospectus.

The Company is qualified to do business as a foreign corporation and is in good standing in the State of Illinois.

Each Covered Subsidiary Guarantor is validly existing as a limited liability company and in good standing under the laws of the State of Delaware and has the limited liability company power to own its property and conduct its business, in all material respects, as described in the General Disclosure Package and the Prospectus.

Each Subsidiary Guarantor is qualified to do business as a foreign limited liability company or corporation, as applicable, and is in good standing in the State of Illinois.

The Underwriting Agreement has been duly authorized, executed and delivered by each of the Company and the Covered Subsidiary Guarantors.

The Indenture has been duly authorized, executed and delivered by each of the Company and the Covered Subsidiary Guarantors and constitutes the valid and binding obligation of each of the Company and the Subsidiary Guarantors, enforceable against each of the Company and the Subsidiary Guarantors in accordance with its terms.

Exh. A-1-4

The Notes have been duly authorized by the Company, are in the form contemplated by the Indenture and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with the terms of the Underwriting Agreement, will constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

The Guarantees have been duly authorized by each of the Covered Subsidiary Guarantors and, when the Notes are authenticated in accordance with the provisions of the Indenture and upon payment and delivery in accordance with the terms of the Underwriting Agreement, will constitute the valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with their terms and entitled to the benefits of the Indenture.

The execution and delivery by the Company and the Covered Subsidiary Guarantors of, and the performance by the Company and the Covered Subsidiary Guarantors of their respective obligations under, the Transaction Documents do not (i) violate any law or regulation applicable to the Company or the Covered Subsidiary Guarantors, which in our experience is typically applicable to transactions of the type contemplated by the Transaction Documents (except we express no opinion as to any law that might be violated by any misrepresentation or fraudulent act), as currently in effect, (ii) violate any judgment, order or decree of any governmental body, agency or court known to us to be applicable to the Company or the Covered Subsidiary Guarantors or (iii) violate any provisions of the Certificate of Incorporation, the Bylaws or the Guarantor Organizational Documents. The execution and delivery by the Company and the Subsidiary Guarantors of, and the performance by the Company and the Subsidiary Guarantors of their respective obligations under, the Transaction Documents do not (i) conflict with any contract, agreement or instrument set forth in Schedule A hereto (collectively, the “Applicable Documents”) or (ii) cause the creation of any security interest in or lien upon any property of the Company or the Subsidiary Guarantors pursuant to any of the Applicable Documents.

No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the execution and delivery by the Company or the Covered Subsidiary Guarantors of, and the consummation by the Company and the Covered Subsidiary Guarantors of the transactions under, the Transaction Documents, except (i) such as may be required by the securities or Blue Sky laws and regulations of the various jurisdictions in connection with the offer and sale of the Notes and (ii) those that have been obtained.

The Registration Statement became automatically effective under the Securities Act upon filing the Commission and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending under the Securities Act; any required filing of the Preliminary Prospectus or the Prospectus pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act has been made in the manner and within the time period required by Rule 424(b); and the filing of the Free Writing Prospectus has been made in the manner and within the time period required by Rule 433 under the Securities Act.

Exh. A-1-5

The Registration Statement (other than the Form T-1 and the financial statements and related schedules and other financial information included or incorporated by reference therein or omitted therefrom), as of the date on which the Registration Statement originally became effective under the Securities Act, and, together with the Preliminary Prospectus and the Prospectus, as of each “new effective date” with respect to the Notes and the Guarantees pursuant to and within the meaning of Rule 430B(f)(2) under the Securities Act, appears to have complied, the Preliminary Prospectus and the Prospectus (other than the financial statements and related schedules and other financial information included or incorporated by reference therein or omitted therefrom), as of their respective dates, appear to have complied, and the Prospectus (other than the financial statements and related schedules and other financial information included or incorporated by reference therein or omitted therefrom), as of the date hereof, appears to comply, in each case as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that we express no opinion or assurance as to the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Preliminary Prospectus or the Prospectus (except to the extent specified in paragraph 13 below); and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act (other than the financial statements, related schedules and other financial data included therein or omitted therefrom, as to which we express no opinion), as of their respective dates of filing with the Commission, appear on their face to have complied as to form, in all material respects, with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

The information in (i) the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Description of Debt Securities,” “Description of Certain Other Indebtedness,” “Description of the Notes” and “Material U.S. Federal Income Tax Considerations” and (ii) Item 15 of the Registration Statement under the heading “Delaware,” insofar as it purports to constitute a summary of certain provisions of legal matters, provisions of agreements (including the Indenture), the Notes and the Guarantees, constitutes an accurate summary of such legal matters, provisions of agreements (including the Indenture), the Notes and the Guarantees in all material respects.

Except as disclosed in the Prospectus, to our knowledge, there are no actions, suits, arbitrations, investigations or proceedings pending or overtly threatened in writing by potential claimants who manifest a present intention to sue against the Company or the Subsidiary Guarantors or any of their respective assets and properties, that question or may affect the validity of any action to be taken by the Company or the Subsidiary Guarantors pursuant to the Transaction Documents or as described in the Prospectus or the Company’s or the Subsidiary Guarantors’ obligations under the Transaction Documents or that seek to restrain the Company or the Subsidiary Guarantors from carrying out the transaction contemplated therein.

The Company is not and, after giving effect to the issuance and sale of the Notes in accordance with the terms of the Underwriting Agreement and the application of the net proceeds therefrom, will not be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

Exh. A-1-6

The opinions as expressed herein are subject to the following additional qualifications:

(a) our opinions as to enforceability are subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship, moratorium and similar laws, and are subject to limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors generally, and to the effect of general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) upon the availability of injunctive relief or other equitable remedies;

(b) we express no opinion as to the enforceability of cumulative remedies to the extent that such cumulative remedies purport to or would have the effect of compensating the party entitled to the benefits thereof in amounts in excess of the actual loss suffered by such party;

(c) requirements in the Transaction Documents specifying that provisions thereof may only be waived in writing may not be valid, binding or enforceable to the extent that an oral agreement or an implied agreement by trade practice or course of conduct has been created modifying any provision of such documents;

(d) we express no opinion with respect to the validity, binding effect or enforceability of any purported waiver, release or disclaimer under any of the Transaction Documents relating to statutory or equitable rights and defenses of the Company or the Subsidiary Guarantors that are not subject to waiver, release or disclaimer;

(e) certain other rights, remedies and waivers contained in the Transaction Documents may be rendered ineffective, or limited by, applicable laws, rules, regulations, constitutional requirements or judicial decisions governing such provisions, but such laws, rules, regulations, constitutional requirements and judicial decisions do not, in our opinion, make the Transaction Documents inadequate for the practical realization of the benefits provided by such Transaction Documents, although they may result in a delay thereof (and we express no opinion with respect to the economic consequences of any such delay);

(f) we express no opinion with respect to any provisions of the Transaction Documents purporting to appoint the Trustee as attorney-in-fact or agent for the Company or any of the Subsidiary Guarantors;

(g) the enforcement of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances;

(h) any rights to indemnity or contribution may be limited by applicable federal and state securities laws and by public policy considerations;

(i) we express no opinion as to the severability of any provision of any of the Transaction Documents;

Exh. A-1-7

(j) we have not been called upon to, and accordingly do not, express any opinion as to the various state securities or Blue Sky laws that may be applicable to the transactions contemplated by the Transaction Documents;

(k) we express no opinion with respect to the validity, binding effect or enforceability of any provision of the Transaction Documents purporting to establish evidentiary standards or a consent to jurisdiction and venue or waiving service of process or demand or notice and hearing or constitutional rights (including a jury trial); and

(l) we express no opinion with respect to any matters that would require us to perform a mathematical calculation or make a financial or accounting determination.

In connection with the Company’s preparation of the Registration Statement, the Preliminary Prospectus and the Prospectus, we have considered the information set forth and incorporated by reference therein in light of the matters required to be stated therein, and we have participated in conferences with representatives of the Underwriters, representatives of the Company, counsel to the Company and the Company’s independent auditors at which the contents of the Registration Statement, the Preliminary Prospectus and the Prospectus and related matters were discussed. We have not independently verified and are not passing upon the accuracy, fairness or completeness of the statements contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus, except to the extent set forth in paragraph 13 above. Based on the foregoing, no facts came to our attention as a result of such consideration and participation that caused us to believe that:

(i) the Registration Statement (other than the Form T-1, the financial statements, related schedules and other financial data included therein or omitted therefrom, the report of management’s assessment of the effectiveness of internal control over financial reporting and the auditors’ attestation report thereon, as to which we express no view), as of each “new effective date” with respect to the Notes and the Guarantees pursuant to and within the meaning of Rule 430(B)(f)(2) under the Securities Act, contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) the Preliminary Prospectus (other than the financial statements, related schedules and other financial data included therein or omitted therefrom, the report of management’s assessment of the effectiveness of internal control over financial reporting and the auditors’ attestation report thereon, as to which we express no view), when considered together with the Free Writing Prospectus, as of the Applicable Time ([        ] p.m., New York City time, on February [        ], 2014), contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iii) the Prospectus (other than the financial statements, related schedules and other financial data included therein or omitted therefrom, the report of management’s assessment of the effectiveness of internal control over financial reporting and the auditors’ attestation report thereon, as to which we express no view), as of its date and as of the date hereof, contained or contains any untrue statement of a material fact or

Exh. A-1-8

omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Our opinions herein with respect to the valid existence of the Company and the Covered Subsidiary Guarantors and the foreign qualification and good standing of the Company and the Subsidiary Guarantors are based solely on certificates of the relevant Secretaries of State and are given as of the respective dates of such certificates. For purposes of our opinion in paragraph 11 above, we have, with your consent, relied solely upon information appearing on the Commission’s website as of the date hereof.

The opinions expressed herein are based upon and are limited to the laws of the States of Illinois and New York, the General Corporation Law and the Limited Liability Company Act of the State of Delaware and the federal laws of the United States of America, and we express no opinion with respect to the laws of any other state, jurisdiction or political subdivision. The opinions expressed herein based on the laws of the States of Illinois and New York and the federal laws of the United States of America are limited to the laws generally applicable in transactions of the type covered by the Underwriting Agreement.

Our opinions set forth in this opinion letter are based upon the facts in existence and laws in effect on the date hereof, and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

This opinion letter is being delivered solely for your benefit in connection with your purchase of the Notes. No attorney-client relationship exists or has existed by reason of our preparation, execution and delivery of this opinion letter to any addressee hereof or any other person or entity except for the Company and the Subsidiary Guarantors. Notwithstanding the foregoing, the Trustee shall have the right to rely on this opinion letter with respect to paragraphs 6, 7 and 8 above. In permitting reliance hereon by a person or entity other than the Company and the Subsidiary Guarantors, we are not acting as counsel for such other person or entity and have not assumed and are not assuming any responsibility to advise such other person or entity with respect to the adequacy of this opinion letter for its purposes. This opinion letter may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

Very truly yours,

Exh. A-1-9

Schedule A

Applicable Documents

1.	Amended and Restated Credit Agreement, dated as of October 27, 2010, by and among TreeHouse Foods, Inc., Bay Valley Foods, Inc., EDS Holdings LLC, Sturm Foods, Inc., STSF Holdings, Inc., S.T. Specialty Foods, Inc., Bank of America, N.A., as administrative agent, and each of the lenders party thereto.

2.	Amendment No. 1 to Amended and Restated Credit Agreement, dated as of September 23, 2011, by and among TreeHouse Foods, Inc., Bay Valley Foods, Inc., EDS Holdings LLC, Sturm Foods, Inc., STSF Holdings, Inc., S.T. Specialty Foods, Inc., Bank of America, N.A., as administrative agent, and each of the lenders party thereto.

Exh. A-1-10

Exhibit A-2

FORM OF OPINION OF FOLEY & LARDNER LLP

TO BE DELIVERED PURSUANT TO SECTION 6(b)

Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the several Underwriters c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036

Re:  Sale by TreeHouse Foods, Inc. of $[            ] Aggregate Principal Amount

of [    ]% Senior Notes due 2022

Ladies and Gentlemen:

We have acted as special counsel to Sturm Foods, Inc., a Wisconsin corporation (“Sturm”), in connection with the sale by TreeHouse Foods, Inc., a Delaware corporation (the “Company”) of $[            ] aggregate principal amount of its [        ]% Senior Notes due 2022 (the “Notes”). The Notes will be issued pursuant to an Indenture, dated as of March 2, 2010 (the “Base Indenture”), as amended and supplemented to the date hereof, by and among the Company, the Subsidiary Guarantors (as defined below) party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and as further amended and supplemented by the Fourth Supplemental Indenture, dated as of March [        ], 2014, by and among the Company, the Subsidiary Guarantors and the Trustee (together with the Base Indenture, as amended and supplemented, the “Indenture”). The Notes will be guaranteed (each a “Guarantee”, and collectively, the “Guarantees”) by Bay Valley Foods, LLC, a Delaware limited liability company (“BVF”), EDS Holdings, LLC, a Delaware limited liability company (“EDS”), Sturm, and S.T. Specialty Foods, Inc., a Minnesota corporation (“STS” and together with BVF, EDS, and Sturm, the “Subsidiary Guarantors”). The Notes will be sold pursuant to an Underwriting Agreement, dated February [        ], 2014 (the “Agreement”), by and among the Company, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A thereto (the “Underwriters”).

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

1.	the Agreement;

Exh. A-2-1

2.	the Indenture;

3.	the Guarantee of Sturm;

4. the registration statement on Form S-3 (File No. 333-192440) (the “Registration Statement”), including the documents incorporated by reference therein and the information deemed to be part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”) in the form filed with the Securities and Exchange Commission (the “Commission”) on November 20, 2013 under Rule 430B under the Securities Act;

5. the base prospectus dated November 20, 2013 (together with the documents incorporated by reference therein, the “Base Prospectus”), in the form contained in the Registration Statement;

6. the preliminary prospectus supplement dated February [        ], 2014 relating to the Notes (together with the Base Prospectus and the documents incorporated by reference therein, the “Preliminary Prospectus”), in the form filed with the Commission on February [        ], 2014 pursuant to Rule 424(b) under the Securities Act;

7. the final prospectus supplement dated February [        ], 2014 relating to the Notes (together with the Base Prospectus and the documents incorporated by reference therein, the “Prospectus”), in the form filed with the Commission on February [        ], 2014 pursuant to Rule 424(b) under the Securities Act; and

8. the free writing prospectus dated February [        ], 2014 relating to the final pricing term sheet for the Notes (the “Free Writing Prospectus”), in the form filed with the Commission on February [        ], 2014 pursuant to Rule 433 under the Securities Act.

In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, certificates of officers or representatives of Sturm, and such other agreements, documents, instruments, certificates and records, and such matters of law, in each case as we have deemed relevant, appropriate or necessary as a basis for the opinions set forth herein. This opinion is provided to you at the request of Sturm pursuant to section 6(b) of the Agreement. Except as otherwise indicated herein, capitalized definitional terms in this opinion have the meanings set forth in the Agreement. The Agreement and the documents numbered 1-3 above are referred to herein as the “Transaction Documents”.

In rendering this opinion, we have, with your permission, and without investigation, verification or inquiry, (i) relied as to all factual matters on (a) the officer’s certificate annexed hereto as Exhibit A (the “Officer’s Certificate”) and (b) the representations, warranties and certifications of the parties set forth in the Agreement, each

Exh. A-2-2

of the other Transaction Documents and each of the certificates delivered pursuant thereto and (ii) assumed that:

(a)	All natural persons who are signatories to the Transaction Documents or the other documents reviewed by us were legally competent at the time of execution; all signatures on the Transaction Documents and the other documents reviewed by us are genuine; the copies of all documents submitted to us are accurate and complete, each such document that is original is authentic, and each such document that is a copy conforms to an authentic original; and the documents executed and delivered by the parties are in substantially the same form as the forms of those documents that we have reviewed in rendering this opinion; and

(b)	Sturm is not a railroad, public utility, or a transmitting utility; is not a corporation or cooperative formed to furnish water, heat, power, telegraph or telecommunications services, or signals by electricity; is not engaged in the business of transporting or transmitting gas, gasoline, oils, motor fuels, or other fuels by means of pipelines; nor is engaged in generating and furnishing gas for lighting or fuel or both, supplying water for domestic or public use or for power or manufacturing purposes, generating, transforming, transmitting, or furnishing electric current for light, heat, or power, or generating and furnishing steam or supplying hot water for heat, power, or manufacturing purposes.

Based upon the foregoing, but subject to the assumptions, qualifications, and limitations set forth herein, we are of the opinion that:

1. Based solely on a certificate of the Wisconsin Department of Financial Institutions dated February 21, 2014, Sturm is a corporation validly existing under the laws of the State of Wisconsin, has filed its most recent required annual report, and has not filed articles of dissolution, with the Wisconsin Department of Financial Institutions.

2. Sturm has the corporate power to own its property and to conduct its business as described in the Preliminary Prospectus, Prospectus, and Free Writing Prospectus.

3. The Agreement and the Indenture have been duly authorized, executed and delivered by Sturm.

4. The Guarantee has been duly authorized by Sturm.

5. The execution and delivery by Sturm of, and the performance by Sturm of its obligations under, the Transaction Documents to which it is a party do not (i) violate any applicable law, statute, or regulation of the State of Wisconsin (other than those laws, rules, and regulations specifically excluded below or otherwise specifically addressed in this opinion),

Exh. A-2-3

which in our experience is typically applicable to transactions of the type contemplated by the Transaction Documents (except we express no opinion as to any law which might be violated by any misrepresentation or fraudulent act), as currently in effect; (ii) violate any judgment, order or decree of any governmental body, agency or court known to us to be applicable to Sturm; or (iii) violate any provisions of the Articles of Incorporation or the Bylaws of Sturm.

6. No consent, approval, authorization or order of, or qualification with, any governmental body or agency of the State of Wisconsin is required for the execution and delivery by Sturm of, and the consummation by Sturm of the transactions under, the Transaction Documents to which it is a party, except (a) such as may be required by the securities or blue sky laws and regulations of the State of Wisconsin in connection with the offer and sale of the Notes, (b) such as have been duly obtained or made and are in full force and effect, and (c) such as may be required by orders, decrees, and the like that are specifically applicable to Sturm and of which we have no knowledge.

7. The information in Item 15 of the Registration Statement under the heading “Wisconsin,” insofar as it purports to constitute a summary of certain provisions of legal matters and provisions of agreements, constitutes an accurate summary of such legal matters and provisions of agreements in all material respects.

The foregoing opinions are subject to the following additional assumptions and qualifications:

A. Wherever we indicate that our opinion with respect to the existence or absence of facts is “to our knowledge” or with reference to matters of which we are aware or which are known to us, or with similar qualification, our opinion is, with your permission, based solely on the Officer’s Certificate and the current conscious awareness of the individual attorneys in this firm who have participated directly and substantively in the specific transaction to which this opinion relates and without any special or additional investigation undertaken for purposes of this opinion.

B. We have not examined the records of Merrill Lynch, Pierce, Fenner & Smith Incorporated, the Trustee, the Company, Sturm, the other Subsidiary Guarantors, or any court or any public, quasi-public, private, or other office in any jurisdiction or the files of our firm, and our opinions are subject to matters that an examination of such records would reveal.

C. With respect to our opinions in paragraphs 5(i) and 6, we express no opinion as to compliance by Sturm with federal or state laws, statutes, and regulations generally applicable to the conduct of its business or as to consents, approvals, or other actions by federal or state regulatory authorities generally required for the conduct of its business.

D. We express no opinion as to the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Transaction Documents (other than Sturm to the extent expressly set forth herein) with any state, federal or other laws or regulations applicable to it or (ii) the legal or regulatory status or the nature of the business of any party (other than Sturm to the extent expressly set forth herein).

Exh. A-2-4

E. We express no opinion herein as to: (i) securities or blue sky laws or regulations; (ii) antitrust or unfair competition laws or regulations; (iii) zoning, land use, or subdivision laws or regulations; (iv) labor, ERISA, or other employee benefit laws or regulations; (v) tax, environmental, racketeering, or health and safety laws or regulations; or (vi) local laws, regulations, or ordinances.

F. Except as provided in paragraph 7 of this opinion, we express no opinion or assurance as to the accuracy, completeness or fairness of the statements contained in the Registration Statement, Preliminary Prospectus, Prospectus, or Free Writing Prospectus. We have not independently verified and are not passing upon the accuracy, fairness or completeness of the statements contained or incorporated by reference in the Registration Statement, Preliminary Prospectus, Prospectus, or Free Writing Prospectus.

The opinions expressed herein are limited to the internal laws of the State of Wisconsin in effect on the date hereof as they presently apply. These opinions are given as of the date hereof, they are intended to apply only to those facts and circumstances that exist as of the date hereof, and we assume no obligation or responsibility to update or supplement these opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws that may hereafter occur, or to inform the addressees, or any other party of any change in circumstances occurring after the date hereof that would alter the opinions rendered herein.

This opinion is limited to the matters set forth herein, and no opinion may be inferred or implied beyond the matters expressly contained herein. Except as expressly set forth herein, this opinion is being provided solely for the purpose of complying with the requirements of section 6(b) of the Agreement and is being rendered solely for the benefit of the addressees hereof. This opinion may not be used or relied upon for any other purpose, relied upon by any other party, or filed with or disclosed to any governmental authority other than a court in connection with the enforcement or protection of the rights or remedies of the Underwriters under any of the Transaction Documents, without our prior written consent.

Very truly yours,

Exh. A-2-5

Exhibit A-3

FORM OF OPINION OF FREDRIKSON & BYRON, P.A.

TO BE DELIVERED PURSUANT TO SECTION 6(b)

March [    ], 2014

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

as Representative of the several Underwriters

One Bryant Park

New York, New York 10036

Ladies and Gentleman:

We have acted as special counsel to S.T. Specialty Foods, Inc., a Minnesota corporation (the “Subsidiary Guarantor”), solely for the purpose of rendering the opinions set forth herein in connection with the proposed sale by TreeHouse Foods, Inc., a Delaware corporation (the “Company”), of its [    ]% Senior Notes due 2022 (the “Notes”). We have been informed that the Notes will be issued pursuant to an Indenture, dated as of March 2, 2010 (the “Base Indenture”), as amended and supplemented to the date hereof, by and among the Company, the Subsidiary Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), and as further amended and supplemented by the Fourth Supplemental Indenture, dated as of March [    ], 2014, by and among the Company, the Subsidiary Guarantors and the Trustee (together with the Base Indenture, as amended and supplemented, the “Indenture”). We have been informed that the Notes will be guaranteed (the “Guarantee”) by the Subsidiary Guarantor, as well as by certain other directly and indirectly owned subsidiaries of the Company. We have been informed that the Notes will be sold pursuant to an Underwriting Agreement, dated February [    ], 2014 (the “Underwriting Agreement”), by and among the Company, the Subsidiary Guarantors and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named in Schedule A thereto (the “Underwriters”). This opinion letter is being furnished to you at the request of the Subsidiary Guarantor pursuant to Section 6(b) of the Underwriting Agreement. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Underwriting Agreement.

In rendering the opinions set forth herein, we have examined originals or copies of the following as presented, and represented or certified as being such, to us by the Subsidiary Guarantor, the Company or their primary legal counsel in connection with the transactions contemplated by the Underwriting Agreement:

(xvii)	the General Disclosure Package;

(xviii)	the Prospectus;

(xix)	the Underwriting Agreement;

Exh. A-3-1

(xx)	the Indenture consisting of the Base Indenture and all amendments and supplements thereto, as in effect on the date hereof;

(xxi)	the Guarantee;

(xxii)	the Second Amended and Restated Articles of Incorporation of the Subsidiary Guarantor, as in effect on the date hereof (the “Articles of Incorporation”);

(xxiii)	the Amended and Restated Bylaws of the Subsidiary Guarantor, as in effect on the date hereof (the “Bylaws”); and

(xxiv)	resolutions adopted by the Board of Directors of the Subsidiary Guarantor relating to, among other things, the Underwriting Agreement, the Indenture and the Guarantee.

As to various matters of fact material to this opinion we have relied upon factual representations and statements made by the Company or the Subsidiary Guarantor in the Transaction Documents (defined below) and upon certificates, representations and statements of officers, directors or the primary legal counsel of the Company or the Subsidiary Guarantor or of public officials, including those delivered to others in connection with the proposed sale of the Notes. We have not independently or through third parties verified such representations, certificates or statements or made any independent investigation or inquiry of any factual matter. We have examined such matters of law as we have deemed appropriate in connection with the opinions hereinafter set forth.

The opinions expressed herein are based upon and are limited to the laws of the State of Minnesota, and we express no opinion with respect to the laws of any other state, jurisdiction or political subdivision, including any laws of the United States of America.

References in this opinion to “our knowledge,” “the best of our knowledge,” “known to us,” “causes us to believe,” “our attention,” “we do not know,” “we are not aware” or the like, are not assurances that such matters are in fact accurate but rather limit and qualify our opinion and statements with respect to such matters, and such a reference means that in the course of our representation of the Subsidiary Guarantor no information has come to the attention of any lawyer in this firm who has worked on the transactions contemplated by the Underwriting Agreement that gives any such lawyer current conscious awareness that any such opinion or statement is not accurate, and that in rendering such opinions or statements, we and such lawyers have not undertaken any independent investigation, inquiry or verification of such matters.

Our opinions and statements set forth below are also subject to the assumptions, qualifications and exceptions set forth on Schedule A attached hereto.

Based upon the foregoing and subject to the assumptions, qualifications and other matters stated herein, it is our opinion as of this date that:

Exh. A-3-2

5. The Subsidiary Guarantor is validly existing as a corporation and in good standing under the laws of the State of Minnesota and has the corporate power to own its property and to conduct its business, in all material respects, as described in the General Disclosure Package and the Prospectus.

6. The Underwriting Agreement has been duly authorized, executed and delivered by the Subsidiary Guarantor.

7. The Indenture has been duly authorized, executed and delivered by the Subsidiary Guarantor.

8. The Guarantee has been duly authorized by the Subsidiary Guarantor.

9. The execution and delivery by the Subsidiary Guarantor of, and the performance by the Subsidiary Guarantor of its obligations set forth in, the Underwriting Agreement, the Indenture, and the Guarantee (collectively, the “Transaction Documents”) do not (i) violate any Minnesota law or regulation applicable to the Subsidiary Guarantor, which in our experience is typically applicable to transactions of the type described in the Transaction Documents (except we express no opinion as to any law which might be violated by any misrepresentation or fraudulent act), as currently in effect; (ii) violate any judgment, order or decree of any Minnesota governmental body, agency or court known to us to be applicable to the Subsidiary Guarantor; or (iii) violate any provisions of the Articles of Incorporation or the Bylaws.

10. No consent, approval, authorization or order of, or qualification with, any Minnesota governmental body or agency is required for the execution and delivery by the Subsidiary Guarantor of, and the performance by the Subsidiary Guarantor of its obligations set forth in, the Transaction Documents, except such as may be required by the securities or Blue Sky laws and regulations of Minnesota in connection with the offer and sale of the Notes.

This opinion letter is being delivered solely for your benefit in connection with your purchase of the Notes, may not be relied upon for any other purpose, may not be relied upon in any manner by any other person and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to, in each case, without our prior written consent. No attorney-client relationship exists or has existed by reason of our preparation, execution and delivery of this opinion letter to any addressee hereof or any other person or entity except the Subsidiary Guarantor.

Very truly yours,

Fredrikson & Byron, P.A.

By: Melodie R. Rose
Its: Vice-President

Exh. A-3-3

Schedule A to Fredrikson & Byron, P.A.

Opinion Letter Dated March , 2013

Assumptions

In rendering our opinions in the opinion letter, we have assumed, among other things, the following:

A. The genuineness of all signatures and authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

B. In examining documents, (i) that the parties executing the same, other than the Subsidiary Guarantor, are duly organized, validly existing and in good standing under the laws of all jurisdictions where they are conducting their business or otherwise required to be so qualified, are in compliance with all laws applicable to such other parties and have all necessary power to enter into and perform all of their obligations thereunder, (ii) that the execution, delivery and performance of such documents has been duly authorized by all requisite action of such other parties, (iii) that such documents are the legal, valid and binding obligations of such other parties and are enforceable against such other parties in accordance with their respective terms, and (iv) that the representations and warranties made in the documents by the parties are true and correct.

C. That each natural person executing any of the documents involved in the matters covered by the opinion letter has sufficient legal capacity to do so.

D. That there has been no mutual mistake of fact or fraud, duress or undue influence in connection with entering into any of the documents involved in the matters covered by the opinion letter.

E. That each document involved in the matters covered by the opinion letter contains all agreements and understanding of the parties with respect to the transactions contemplated by such document and that there are no other agreements or understandings among the parties, written or oral, and there is no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms and conditions of such document.

Qualifications and Exceptions

A. With respect to the opinions set forth in paragraph (1) of the opinion letter, we have based such opinions solely on a certificate issued by the Minnesota Secretary of State.

B. We express no opinion and make no statements regarding financial or valuation covenants, conditions, requirements or similar provisions that may require financial calculations or determinations, valuations or the like to ascertain applicability or compliance or regarding “material adverse effect,” “material adverse event” or like determinations.

Exh. A-3-4

C. We express no opinion and make no statement regarding the value of the Subsidiary Guarantor or any of its assets, liabilities or accounts or regarding the solvency of the Subsidiary Guarantor at any point in time. We express no opinion and make no statements as to the absence of fraud on the part of any party in connection with the transactions contemplated by the Transaction Documents or otherwise.

D. Our opinions and statements do not cover, and hereby expressly exclude, any laws, regulations, directives, treaties, rules, government licenses, permit or approvals, executive orders or the like (“Laws”) that in our experience are not customarily opined upon generally (as opposed to expressly) in connection with transactions similar to the transactions described in the Transaction Documents, including without limitation, Laws of a city, county or other political subdivision; securities registration, antifraud or disclosure Laws; the state securities or “Blue Sky” law of any state; margin Laws; anti-trust, trade regulation and unfair competition Laws; investment company Laws; Laws regarding conflicts of interest or fiduciary duties; Laws that prohibit or limit the legality or enforceability of obligations based on attributes or status of the party seeking enforcement; tax Laws; rules of an arbitral tribunal; Laws regarding licenses, permits and approvals or the like necessary for the conduct of the Subsidiary Guarantor’s business; patent, copyright and trademark Laws; environmental Laws; pension and employee benefit Laws; health and safety Laws; and insolvency, fraudulent transfer or conveyance or similar Laws.

E. Our opinions and statements are expressly limited to those set forth in the opinion letter, and we render no opinion or statement, whether by implication or otherwise, as to any other matter relating to the Subsidiary Guarantor or any other person or entity or to the transactions contemplated by the Transaction Documents.

F. In delivering the opinion letter to you, we expressly disclaim any obligation to update our opinions or statements in the opinion letter or to advise you of facts, circumstances, events or developments, including (without limitation) changes in Laws by legislative action, judicial decision or otherwise, that hereafter may come to our attention and that may alter, affect or modify the opinions or statements expressed in the opinion letter.

Exh. A-3-5